Exhibit 99.3 2019 and 4Q19 Financial Results January 23, 2020 ©2020 DISCOVER FINANCIAL SERVICES

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and "Management’s Discussion & Analysis of Financial Condition and Results of Operations" in the company's Quarterly Report on Form 10- Q for the quarters ended March 31, 2019, June 30, 2019, September 30, 2019 which are filed with the SEC and available at the SEC's website (www.sec.gov). The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

Full Year 2019 Highlights • Solid execution of strategy drove net income of $3Bn, up 8%; diluted EPS of $9.08; return on equity of 26% • Net revenue up 7% driven by loan growth of 6% and net interest margin expansion • Strong credit performance benefited from: ◦ Disciplined underwriting and line management ◦ Impact of advanced analytics in servicing and collections ◦ Continued growth in employment and average wages • Payment Services continued to have strong network volume growth (up 8%) • Continued to invest in global acceptance and new capabilities Note(s) All comparisons stated on a year-over-year basis 3

Full Year 2019: Consistent, solid loan growth Ending Loans ($Bn) $95.9 Highlights $90.5 $84.2 • Solid loan growth of 6% in Card on $77.3 $72.4 strong customer engagement and new account growth • Organic Student Loans grew 9% driven by strong originations CAGR 7% • Growth of 3% in Personal Loans driven by enhanced acquisition and underwriting capabilities 2015 2016 2017 2018 2019 4

Full Year 2019: Strong credit performance Total Net Charge-off Rate Highlights • Credit performance in Card driven principally by seasoning of loan 3.06% 3.17% growth 2.70% • Student Loan credit performance 2.16% 2.01% remains strong benefiting from improved collection strategy • Personal Loan losses stabilized driven by credit tightening and modeling enhancements 2015 2016 2017 2018 2019 5

4Q19 Summary Financial Results Year-Over-Year Net Income & EPS ($MM, except EPS) $687 $122 $15 $708 $(36) $(74) $(6) 4Q18 Net Total Provision for Operating Income Tax/ 4Q19 Net Interest Non-Interest Loan Losses Expense Capital Action Net Income Income Income Income EPS $0.28 $0.04 $(0.08) $(0.17) $0.15 EPS $2.03 $2.25 Highlights • Revenue net of interest expense was $2.9Bn, up 5%, driven by higher net interest income • Provision for loan losses increased $36MM, or 5%, driven by the impact of higher net charge-offs partially offset by a lower reserve build • Expenses rose $74MM, or 7%, primarily driven by higher compensation expense, as well as investments to support growth and new capabilities • Net income of $708M up 3%; diluted EPS of $2.25, up 11% 6

4Q19 Loan Growth ($Bn) Total Card YOY YOY Highlights +6% +6% $95.9 $92.5 • Card receivables increased $90.5 $88.7 $90.2 $77.2 $74.0 6% primarily from high APR $72.9 $72.4 $70.8 standard merchandise balances 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 • Organic Student Loan growth remained in line with expectations reflecting our Organic Student Personal strong competitive position YOY YOY + 9% +3% • Personal Loan growth $8.4 $8.4 $8.1 modestly above expectations $7.7 $7.9 $7.7 $7.5 $7.4 $7.4 $7.6 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 7

4Q19 Payments Volume ($Bn) Discover Network PULSE YOY YOY Highlights +5% +6% $50.0 • Discover Network volume $47.1 $47.1 $47.4 $47.5 $40.6 increased 5% $38.5 $37.9 $38.7 $34.1 • PULSE volume up 6% driven by incremental volume from new and existing issuers and 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 acquirers • Diners Club volume up 2% Diners (1) Network Partners from the prior year YOY YOY +2% +52% • 52% increase in Network Partners volume driven $8.7 $8.5 $8.4 $8.8 $8.3 $7.1 $6.7 primarily by AribaPay $5.7 $6.0 $4.7 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 Total Network Volume up 8% YOY Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment 8

DISCOVER | 4Q19 Revenue

($MM)	4Q19	4Q18	Inc / (Dec) $	Inc / (Dec) %
Interest Income	$3,039	$2,907	$132	5%
Interest Expense	615	605	10	2%
Net Interest Income	2,424	2,302	122	5%
Discount/Interchange Revenue	800	752	48	6%
Rewards Cost	519	475	44	9%
Net Discount/Interchange Revenue	281	277	4	1%
Protection Products Revenue	48	50	(2)	(4%)
Loan Fee Income	123	108	15	14%
Transaction Processing Revenue	51	46	5	11%
Other Income	17	24	(7)	(29%)
Total Non-Interest Income	520	505	15	3%
Revenue Net of Interest Expense	$2,944	$2,807	$137	5%

($MM)	4Q19	4Q18	Change QOQ	Change YOY
Discover Card Sales Volume	$39,188	$37,208	5%	5 %
Rewards Rate [(1)]	1.32%	1.28%	-6bps	4bps
NIM on Loans	10.29%	10.35%	-14bps	-6bps

Note(s)
1. Rewards cost divided by Discover card sales volume

Highlights

- Loan growth, partially offset by NIM compression, drove 5% increase in net interest income
- Net discount and interchange revenue was essentially flat as the impact of increased sales volume was offset by higher rewards cost
- Higher loan fee income reflects increased late fees driven by more instances and pricing adjustments
- Rewards rate was up 4bps YOY reflecting a shift in the 5% category (Amazon, Target & Walmart.com in 4Q19 vs. Amazon & Warehouse in 4Q18)

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DISCOVER | 4Q19 Net Interest Margin Drivers

Interest-Earning Assets ($MM)	4Q19 Average Balance	4Q19 Yield	4Q18 Average Balance	4Q18 Yield
Credit Card	$74,814	13.08%	$70,563	13.20%
Private Student	9,660	8.43%	9,344	8.31%
Personal	7,675	13.23%	7,540	12.76%
Other	1,288	6.27%	760	6.57%
Total Loans	93,437	12.52%	88,207	12.59%
Other Interest-Earning Assets	17,637	2.05%	18,269	2.33%
Total Interest-Earning Assets	$111,074	10.86%	$106,476	10.83%

Interest-Bearing Liabilities ($MM)	4Q19 Average Balance	4Q19 Rate	4Q18 Average Balance	4Q18 Rate
Direct to Consumer and Affinity	$52,992	2.03%	$43,514	2.00%
Brokered Deposits and Other	17,865	2.72%	21,574	2.58%
Interest Bearing Deposits	70,857	2.20%	65,088	2.20%
Borrowings	25,104	3.50%	27,185	3.57%
Total Interest-Bearing Liabilities	$95,961	2.54%	$92,273	2.60%

(%)	4Q19	Change QOQ	Change YOY
Total Interest Yield on Loans	12.52%	-24bps	-7bps
NIM on Loans	10.29%	-14bps	-6bps
NIM on Interest-Earning Assets	8.66%	-6bps	9bps

Highlights

- Credit card yield of 13.08% was down 12 bps driven by recent prime rate decreases and higher interest charge-offs partially offset by favorable revolve rate and promo mix
- Average consumer deposits of $53Bn grew 22% and composed 55% of total funding
- The rate on average interest-bearing liabilities was 2.54%, down 6 bps from prior year, primarily driven by lower market rates
- Net interest margin on loans was 10.29% down 6 bps as lower loan yields were partially offset by lower funding costs

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4Q19 Operating Expense Highlights Year-Over-Year Expense ($MM) $1,110 $33 $4 $20 $24 $1,184 • Employee compensation and $(7) benefits up 8%, primarily due to higher average salaries and benefits in addition to a modest increase in headcount 4Q18 Employee Marketing Info Prof All 4Q19 Expense Comp Process Fees Other Expense • Information processing up 22% as a result of investments in infrastructure and analytic Inc / (Dec) capabilities ($MM) 4Q19 4Q18 $ % Employee Compensation and Benefits $447 $414 $33 8% Marketing and Business Development 234 230 4 2% Information Processing & Communications 113 93 20 22% • Professional fees up 13%, Professional Fees 214 190 24 13% primarily related to achieving a Premises and Equipment 27 26 1 4% Other Expense 149 157 (8) (5%) higher level of recoveries Total Operating Expense $1,184 $1,110 $74 7% Operating Efficiency(1) 40.2% 39.6% (60) bps Note(s) 1. Defined as reported total operating expense divided by revenue net of interest expense 11

DISCOVER | Credit Performance Trends

Total Company Loans


2.63 2.85 3.09 3.11 2.97 3.08 3.25 3.22 3.05 3.19
2.05 2.20 2.23 2.08 2.22 2.31 2.28 2.18 2.32 2.40
3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19
NCO rate (%)
30+ day DQ rate ex-PCI (%)

Credit Card Loans


2.80 3.03 3.32 3.34 3.14 3.23 3.50 3.49 3.32 3.41
2.14 2.28 2.33 2.16 2.32 2.43 2.45 2.34 2.50 2.62
3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19
NCO rate (%)
30+ day DQ rate (%)

Private Student Loans


2.14 2.35 2.25 2.10 2.13 2.00 1.76 1.67 1.78 1.72
1.14 1.03 0.92 0.92 0.96 0.86 0.66 0.61 0.59 1.02
3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19
NCO rate (%)
30+ day DQ rate ex-PCI (%)

Personal Loans


3.19 3.62 4.03 3.97 4.09 4.49 4.53 4.33 3.99 4.26
1.27 1.40 1.37 1.42 1.57 1.60 1.51 1.49 1.49 1.37
3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19
NCO rate (%)
30+ day DQ rate (%)

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Capital and Funding Capital Trends Funding Trends ($Bn, Average Balance) 11.6 11.9 11.6 11.4 11.5 11.4 11.4 11.2 11.1 10.8 10.7 10.9 11.0 11.5 13.6 16.4 15.9 15.2 13.7 20.2 19.1 17.9 21.6 21.8 123 120 118 109 50.5 53.0 93 88 43.5 45.8 48.2 82 79 77 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 Common Equity Tier 1 Payout Ratio(2) (%) DTC & Affinity Deposits Securitized Borrowings (CET1) Capital Ratio(1) (%) Brokered & Other Deposits Other Borrowings 4Q18 1Q19 2Q19 3Q19 4Q19 Note(s) DTC & Affinity Deposits 47% 49% 51% 53% 55% 1. Common Equity Tier 1 Capital Ratio (Basel III Transition) 2. Payout Ratio is displayed on a trailing twelve month basis. This represents the trailing Brokered & Other Deposits 23% 23% 21% 20% 19% twelve months’ Capital Return to Common Stockholders divided by the trailing twelve Securitized Borrowings 18% 17% 16% 15% 14% months’ Net Income Allocated to Common Stockholders Other Borrowings 12% 11% 12% 12% 12% 13

2019 Performance Summary 2018 2019 2019 Actual Guidance Actual Drivers • 6% growth in card on strong customer engagement and new account growth ü Total Loan 7% 6 - 8% 6% • Total student loans up 3% and organic loans up 9% reflecting Growth strong competitive position • Personal loans up 3%, modestly above expectations • Continued investments in technology to drive innovation and ü Operating $4.1 Bn $4.3 - $4.4 Bn $4.4 Bn efficiencies in our products and customer service, as well as Expense investments in the brand and expanding global acceptance ü • Strong engagement in the rotating 5% rewards categories and Rewards Rate 1.29% 1.32 - 1.34% 1.33% new account growth • Reflects the benefit of a higher avg prime rate, a favorable revolve rate in card and a lower level of promotional balances ü Total Company 10.27% 10.4% + 10.41% NIM • Partially offset by higher deposit costs and interest charge-offs • Strong credit performance across all products reflects discipline in underwriting and line management, and benefits from investments in analytics, collection capabilities and servicing ü Total Net 3.1% 3.2 - 3.4% 3.2% Charge-off Rate • Increased net charge-offs primarily driven by seasoning of loan growth as well as continued supply-driven normalization in consumer credit 14

2020 Guidance 2020 Guidance Drivers • Solid growth driven by the strength of the Total Loan Growth 5 - 7% Discover business model and continued investments to support growth • Continued investments in the brand, Operating Expense $4.7 - $4.9 Bn technology and global acceptance to support business growth • Stable economic environment and benefits of continued investments in fraud prevention, Total Net Charge-off Rate 3.3 - 3.5% underwriting, servicing and collections capabilities • Continued execution against our capital plan CET1 Target 10.5% with growth and capital returns 15

2019 Financial Summary & 2020 Outlook 2019 Financial Summary • Net income of $3Bn and diluted EPS of $9.08; strong return on equity at 26% • Total loans grew 6% ($5.4Bn) ◦ Credit card loans grew 6% ($4.3Bn) as sales volume increased 5% • Consumer deposits grew 22% ($9.5Bn), and make up 55% of total funding • Credit quality remained strong; total NCO rate of 3.17% • Repurchased 23.1MM shares for $1.8Bn in the full-year; maintained a payout ratio of 77% 2020 Outlook • Continued strong returns driven by solid loan growth and credit performance; investing for ongoing value creation Note All comparisons stated on a year-over-year basis 16